                                                                EXHIBIT 10.LXXVI


                              EMPLOYMENT AGREEMENT



         AGREEMENT dated July 1, 1999 (the "Effective Date") by and between VIRAGEN, INC., a Delaware corporation ("Employer or the "Company"), and MELVIN ROTHBERG ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer desires to employ the Employee upon the terms and conditions hereinafter set forth and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, Employer hereby employs Employee and Employee hereby accepts employment under the following terms and conditions:

         1.       EMPLOYMENT

                  Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions hereinafter set forth.

         2.       TERM

                  Subject to the provisions for earlier termination set forth in
Section 9 hereof, this Agreement shall commence on the Effective Date and shall end as of the close of business on June 30, 2001 (the "Employment Term"). The term "first year", as used herein, means the period commencing on the Effective Date and ending as of the close of business on June 30, 2000, the term "second year", as used herein, means the period commencing on July 1, 2000 and ending as of the close of business on June 30, 2001, and the term "year", as used herein, means, as the context requires, the first year or the second year. Notwithstanding any of the foregoing to the contrary, if this Employment Agreement is terminated prior to the expiration of the Employment Term, a year shall mean, with respect to the year during which termination occurs, the period commencing on the first day of such year and ending as of the close of business of the day of termination of Employee's employment, and "Employment Term" shall mean the period commencing on the Effective Date and ending as of the close of business of the day of termination of Employee's employment.

         3.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his





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acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder.

         4.       DUTIES AND EXTENT OF SERVICES

                  Employee shall be employed as Employer's Executive Vice President and Chief Executive Officer of Employer's US Subsidiary Viragen U.S.A., Inc. and, as such, shall, subject to the direction of Employer's President, supervise the conduct of certain of the Employer's operations and affairs as assigned by the President, and perform such other duties and responsibilities as may be assigned to Employee from time to time consistent with such title by Employer's President. Employee agrees to devote sufficient time, skill, attention and energy diligently and competently to perform the duties and responsibilities reasonably assigned to him hereunder or pursuant hereto to the best of his abilities. Employee shall use his best efforts to be loyal and faithful at all times and constantly endeavor to improve his ability and his knowledge of the business of Employer in an effort to increase the value of his services for the mutual benefit of Employer and Employee. Employee agrees not to enter into any other employment agreement, other than with subsidiaries and/or affiliates of the Company as may be approved by the Company's President and/or Board of Directors, during the term hereof.

         5.       COMPENSATION

                  Employee shall receive an annual salary during the first year of the Employment Term of $160,000. Employee's salary for the second year of the Employment Term shall be $172,500. Employee's salary shall be payable in accordance with the Company's normal payroll process, currently bi-weekly. Additional consideration payable to Employee hereunder consists (a) the grant to Employee of options to acquire 250,000 shares of common stock of Employer (as further described herein) and (b) of fringe benefits, if any, that shall be made available to Employee further described herein.

         6.       FRINGE BENEFITS AND EXPENSES

                  A. EMPLOYEE PLANS. Employee shall be eligible (subject to the terms and conditions of particular plans and programs) to participate in such medical, hospitalization, group health, accident, disability and life insurance programs and plans, such pension, profit sharing, stock option, incentive compensation and stock purchase plans and such other employee benefit programs to the same extent such plans and programs are made generally available from time to time by Employer to all of its other similarly-situated employees; provided, however, Employer shall be under no obligation to make any of such plans or programs available to its employees or continue any which currently or in the future exist, except as otherwise required by law.

                  B. AUTOMOBILE. For the term of this Agreement, Employer shall provide to Employee an automobile allowance of $400 per month, and shall pay all gas and other automotive fluids, for performance of Employee's duties on behalf of Employer as specified herein.



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                  C. OTHER EXPENSES. Employer shall promptly pay directly or reimburse Employee for his reasonable out-of-pocket costs and expenses incurred in connection with the performance of his duties and responsibilities hereunder subject to the submission by Employee of appropriate invoices, receipts and other supporting documentation, consistent with Employer's customary reimbursement policies and procedures.

                  D. GROUP HEALTH AND DENTAL COVERAGE EXPENSES. Employer shall pay all monthly premium cots related to Employee's individual and family Group Health and Dental Coverage Expenses.

         7.       VACATIONS

                  Employee shall be entitled to normal vacation (of not less than two weeks) taken by other members of senior management during each twelve-month period of the Employment Term. Employee shall not entitled to be compensated for any unused vacation upon termination of this Agreement. The periods during which Employee will be absent from work shall be determined by Employee taking into account the needs of Employer's business.

         8.       FACILITIES

                  Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it reasonably determines is adequate for Employee's performance of his duties and responsibilities under this Agreement.

         9.       TERMINATION OF EMPLOYMENT

                  A. TERMINATION EVENTS. Notwithstanding any provisions of this Agreement to the contrary, Employee's employment may be terminated by Employer with Cause (as hereinafter defined) effective upon the delivery of written notice to Employee. In addition, Employee's employment shall terminate (i) upon Employee's death or (ii) upon Employee becoming Disabled (as hereinafter defined).

                  B. DEFINITION OF DISABLED. For purposes of this Agreement, Employee shall be deemed to be "Disabled" when, by reason of physical or mental illness or of injury, he is unable to perform substantially all of the duties and responsibilities required of him in connection with his employment hereunder. No disability shall be deemed to exist until after Employee shall be unable to perform his duties hereunder for ninety (90) consecutive days (the "Disability Period"). If Employee shall have been under a disability but shall have returned to work prior to the end of the Disability Period, any new disability commencing within thirty (30) days of the termination of the prior disability shall be a continuation of the prior disability, and the period of all such disabilities shall be added together to determine whether, or how much of, the Disability Period has elapsed.



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                  C. DEFINITION OF CAUSE. For purposes of this Agreement,
"Cause" shall be: (a) conviction for fraud or criminal conduct (other than conviction of, or a plea of guilty to, a traffic violation), from which no appeal can be taken; (b) habitual drunkenness or drug addiction; (c) embezzlement; (d) material sanctions against Employee in his capacity as an employee of Employer by regulatory agencies governing Employer or against Employer because of wrongful acts or conduct of Employee which have a material adverse affect upon the Employer and its business; (e) material breach or default by Employee of any of the material terms or conditions of this Agreement, and the continuation of such material breach or default by Employee for a period of seven (7) days following the date of receipt of written notice from Employer specifying the breach or default of Employee; or (f) the resignation or quitting of Employee prior to the end of the Employment Term (in this last event, Employee's employment shall be deemed terminated with Cause on the date that he resigns or quits).

                  If Employee's employment is terminated by Employer without Cause as defined in this Section, Employee shall be given sixty (60) days written notice of termination by Employer and be entitled to receive the greater of (i) two years compensation and fringe benefits/expenses as provided for in Sections 5 & 6 hereof or (ii) compensation and fringe benefits/expenses as provided for in Sections 5 & 6 payable through the remainder of the Employment Term as provided for in Section 2 hereof. Additionally, in the event of termination without Cause, or non-renewal of this Agreement at the end of the Employment Term, any outstanding but unexercised stock options or warrants granted to Employee shall continue to be fully exercised through their stated respective Exercise Period(s).

                  D.       TERMINATION FOLLOWING A CHANGE OF CONTROL.

                           i. In the event that a "Change of Control" as
hereinafter defined, and the occurrence of a "Good Reason" as hereinafter defined, of the Company shall occur at any time during the Employment Term, the Employee shall have the right to terminate the Employee's employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such events, and such termination of the Employee's employment with the Company pursuant to this Subsection 9D, then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Employee shall be entitled to such Compensation and Benefits as set forth in Subsection 9C of this Agreement.

                           ii. For purposes of this Agreement, a "Change of
Control" of the Company shall mean a change in control (A) as set forth in
Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                               (a) any person (as such term is used in Section
13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing





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fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                                    (b) the individuals who at the commencement
date of this Agreement the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of this Agreement; or

                                    (c) there is a failure to elect five or more
(or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

                                    (d) the business of the Company for which
the Employee's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

Anything herein to the contrary notwithstanding, this Subsection 9D will not apply where the Employee gives the Employee's explicit written waiver stating that for the purposes of this Subsection 9D a Change in Control shall not be deemed to have occurred. The Employee's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

Anything to the contrary notwithstanding, termination shall not be deemed Termination without Cause if there shall not have also occurred at or around a change in control a second event.

The second event is that the Employee is given "Good Reason" for choosing to terminate. Good Reason means, without the Employee's express written consent, the occurrence of any of the following events after a Change in Control:

         I. a reduction by the Employer of the Employee's rate of annual compensation,

         II. the failure of the Employer to continue in effect any Employee benefit plan or compensation plan in which the Employee participating following the Change in Control, unless the Employee is permitted to participate in other plans providing substantially comparable benefits, or the taking of any action by the Employer which would adversely affect the Employee's participation in or materially reduce benefits under any such plan, PROVIDED, HOWEVER, that changes affecting the participation or benefits of all similarly situated Employee's shall not be treated as Good Reason hereunder,

         III. a materially adverse change in the level of the Employee's employment responsibilities, PROVIDED, HOWEVER, that changes in title or changes in the






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                  affiliate of the Employer which employs the Employee shall not be treated as Good Reason hereunder,

         IV. a relocation of Employers offices such that Employee would be required to relocate his primary residence to provide for a reasonable daily travel distance to such new location.

         10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  A. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed that it is the policy of Employer to maintain as secret and confidential all information relating to (i) the financial condition, businesses and interests of Employer and its affiliates, (ii) the systems, know-how, products, services, costs, inventions, patents, patent applications, formulae, research and development procedures, notes and results, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed and/or used by Employer and its affiliates and (iii) the nature and terms of Employer's and its affiliates' relationships with their respective customers, clients, suppliers, lenders, vendors, consultants, independent contractors and employees (all such information being hereinafter collectively referred to as "Confidential Information"), and Employee further acknowledges that such Confidential Information is of great value to Employer and its affiliates and, in and by reason and as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably necessary to protect Employer's and its affiliates' trade secrets, good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the President or Board of Directors of Employer for the benefit of Employer and/or its affiliate(s) and/or as required in the course of his employment) at any time hereafter divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its affiliates (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                  B. EMPLOYER'S MATERIALS. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer or its affiliates any research and development materials, drawings, notebooks, notes, reports, formulae, software programs or disc or other containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any property or information which is otherwise the property of Employer or its affiliates.



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         11.      COVENANT-NOT-TO-COMPETE

                  In view of the Confidential Information to be obtained by or disclosed to Employee, because of the know-how acquired and to be acquired by Employee, and as a material inducement to Employer to enter into this Agreement and continue to employ Employee, Employee covenants and agrees that, so long as Employee is employed by Employer and for a period of two (2) years after Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly, (i) divert business from, (ii) solicit or transact any business competitive with Employer or its affiliates with, or (iii) sell any products or services sold or offered by Employer or its affiliates to, any customer or former customer of Employer or its affiliates. In addition, Employee covenants and agrees that, so long as Employee is employed by Employer and for a period of two (2) years after Employee ceases for any reason to be employed by Employer, Employee hereby agrees to refrain from, anywhere in the world (the "Geographical Area"), directly or indirectly owning, managing, operating, controlling or financing, or participating in the ownership, management, control or financing of, or being connected with or having an interest in, or otherwise taking any part as a stockholder, director, officer, employee, agent, consultant, partner or otherwise in, any business competitive with that engaged in or being developed by Employer or its affiliates during Employee's term of employment. Without limitation of the foregoing, Employer's business is acknowledged to include the development, manufacture and sale of human leukocyte interferon therapy and products and other natural or recombinant technologies aimed at enhancing the human immune system. Employee acknowledges that Employer's business is anticipated to be international in scope, that a similar business could effectively compete with Employer's and its affiliates businesses from any location in the world, and that, therefore, the restricted Geographical Area is reasonable in scope to protect Employer's and its affiliates' trade secrets and legitimate business interests.

         12.      EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 & 11

                  Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Sections 10 or 11 hereof, Employer and/or its affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration's or benefits which Employee directly or indirectly has realized or realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 10 or 11 hereof, Employer and/or its affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief, without posting of bond, from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee, by Employee's partners, agents, representatives, servants, employers or employees and/or by any third parties. Employer shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, and the prevailing party shall be entitled to reasonable attorney's and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels.




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Resort by Employer and/or its affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer or its affiliates may have with respect to such breach or violation.

         13.      REASONALBENESS OF RESTRICTIONS

                  A. REASONABLENESS. Employee acknowledges that any breach or violation of Sections 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and its affiliates and that it would be very difficult or impossible to measure the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and goodwill of Employer and its affiliates.

                  B. SEVERABILITY. Employee understands and intends that each provision and restriction agreed to by Employer in Sections 10, 11 and 12 hereof shall be construed as separate and divisible from every other provision and restriction and that, in the event that any one of the provisions of, or restrictions in, Section 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included therein, and any one or more of such valid provisions and restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any such provision relating to time period and/or geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical area or type of restriction such court deems reasonable and enforceable, said time period and/or geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period and/or geographical restriction and/or type of restriction which such court deems reasonable and enforceable.

                  C. SURVIVABILITY. The restrictions, acknowledgments, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Agreement shall survive any termination of this Agreement or of Employee's employment (for any reason, including expiration of the Employment Team).

                  D. COMPARABLE RESTRICTIONS. Employer agrees that it will use its best efforts to have other senior executives execute and observe agreements containing similar provisions as are contained in Sections 10, 11 and 12 thereof.

         14.      STOCK OPTIONS

                  Effective the Effective Date, Employer hereby grants to Employee, pursuant to Employer's 1997 Stock Option Plan (the "Plan"), options to acquire up to 250,000 shares of the Company's Common Stock (the "Options"), for a period of five (5) years from the date hereof, in accordance with the Stock Option Agreement attached hereto (Exhibit A) and





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made a part hereof. Such Options shall vest; 125,000 options upon the Effective
Date of this Employment Agreement and 125,000 options upon the first anniversary of this Employment Agreement.

                  Employer represents and warrants that (i) all shares underlying the Options will be issued from shares authorized by and subject to the provisions of the Plan (ii) the Plan and the shares underlying the Options have been registered under the applicable regulations of the Securities and Exchange Commission on Form S-8 (iii) such registration is effective as of the Effective Date, and (iv) such registration covering the shares underlying the Options will be maintained as effective for the longer of (a) the Employment Term or (b) the Exercise Period of the Options as defined in Exhibit A.

         15.      EMPLOYEE'S DISCLOSURES AND REPRESENTATIONS AND WARRANTIES

                  Employee hereby acknowledges, represents and warrants to, and/or agrees with Employer that Employee has full right, power and authority to perform all obligations under this Agreement.

                  Employee hereby agrees to indemnify and hold harmless Employer and its shareholders, directors, officers, employees and agents from and against any and all loss, damage, liability, cost or expense (including reasonable attorney's and paralegals' fees and costs before and at trial and at all appellate levels) due to or arising out of any material inaccuracy in, or material breach of, any material representation, warranty or covenant of Employee contained herein.

         16.      INDEPENDENT COUNSEL

                  Employer and Employee agree that each of them have been, or were advised and fully understand that they are entitled to be represented by independent legal counsel with respect to all matters contemplated herein from the commencement of negotiations at all times through the execution hereof.

         17.      LAW APPLICABLE

                  This Agreement shall be governed by and construed pursuant to the laws of the State of Florida, without giving effect to conflicts of law principles.

         18.      NOTICES

                  Any notices required or permitted to be given pursuant to this Agreement shall be sufficient, if in writing, and if personally delivered or sent by certified or registered mail, return receipt requested, to his residence, in the case of Employee, or to its then principal office, in the case of Employer.



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         19.      SUCCESSION

                  This Agreement shall inure to the benefit of the be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatsoever; provided, however, that Employee acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity.

         20.      ENTIRE AGREEMENT

                  This Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements, both oral and written, between the parties hereto, except as related to rights of the Employee and obligations related thereto of Employer regarding previously granted stock options and previously purchased stock, as may have been modified from time to time. The subject matter hereof may not be amended, modified or terminated except by writing signed by the parties hereto.

         21.      SEVERABILITY

                  If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or enforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

         22.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         23.      ATTORNEYS' FEES

                  In the event that either of the parties to this Agreement institutes suit against the other party to this Agreement to enforce any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels.

         24.      COUNTERPARTS

                  This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.



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         25.      INDEMNITY OF EMPLOYEE

                  Employer shall indemnify and hold harmless Employee from and against any and all claims, judgements, fines, penalties, liabilities, losses, costs and expenses (including reasonable attorneys' fees and costs) asserted against or incurred by Employee as a result of acts or omissions of Employee taken or made in the course of performing his duties for Employer or by reason of Employee acting or having acted as a director or officer of Employer, to the maximum extent permitted by law, including Section 607.850, Florida Statutes (including the advancement of expense provisions thereof); provided, however, that such indemnity shall not apply to acts or omissions of Employee which constitute misconduct, gross negligence or which were intended by Employee to personally benefit Employee, directly or indirectly, at the expense of Employer, unless the matter which benefits Employee was first fully disclosed to the Board of Directors of Employer and approved by said Board.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                       VIRAGEN, INC.

                                   By:
                                       --------------------------------
                                       GERALD SMITH
                                       President

                                       EMPLOYEE

                                       -------------------------------
                                       MELVIN ROTHBERG

























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
                       ADDENDUM #1 TO EMPLOYMENT AGREEMENT
                     BETWEEN VIRAGEN U.S.A., INC. (EMPLOYER)
                         AND MELVIN ROTHBERG (EMPLOYEE)

         As employer's majority shareholder, Viragen, Inc. has engaged Employee under a contract dated July 1, 1999, it is agreed by employer and employee that the Employment Agreement between Employer and Employee dated April 27, 1998, be amended such that all paragraphs other than paragraph 14 cease and paragraph 14 and Exhibit A (attached) be replaced in its entirety by the following:

                  14. Effective the Effective Date, Employer hereby grants to Employee, pursuant to Employer's 1997 Stock Option Plan (the "Plan"), options to acquire up to 100,000 shares of the Company's Common Stock (the "Options"), for a period of five (5) years from the date hereof, in accordance with the Stock Option Agreement attached hereto (Exhibit A) and made a part hereof. Such Options shall vest; 50,000 options upon the first anniversary of the execution of this Employment Agreement and 50,000 options upon the second anniversary of this Employment Agreement.

                           Employer represents and warrants that (i) all shares underlying the Options will be issued from shares authorized by and subject to the provisions of the Plan (ii) the Company shall use its best efforts to register the Plan and the shares underlying the Options under the applicable regulations of the Securities and Exchange Commission on Form S-8 and prior to the vesting of any or all of Employee's Options (iii) such registration covering the shares underlying the Options will be maintained as effective for the longer of (a) the Employment Term or (b) the Exercise Period of the Options as defined in Exhibit A.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on July 1, 1999.

                                               Viragen (Europe) Ltd.


                                               By:
                                                   -----------------------------
                                                   Dennis W. Healey
                                                   Executive Vice President


                                               Employee


                                               By:
                                                   -----------------------------
                                                   Melvin Rothberg

                                    EXIHBIT A

                             STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of July 1, 1999 (the "Effective Date") between Viragen, Inc., a Delaware Corporation (the "Company") and MELVIN ROTHBERG ("Optionee").

The Company, pursuant to the provisions of its 1997 Stock Option Plan (the "Plan"), hereby grants to Optionee an Incentive Stock Option ("ISO") to acquire Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the following terms and conditions:

         1. GRANT OF OPTION. The Company hereby grants to Optionee (the "Option") to purchase up to 250,000 shares of Common Stock (the "Shares"), to be transferred upon the exercise thereof, fully paid and nonassessable.

         2. EXERCISE PRICE. The exercise price of the Shares subject to the Option shall be at market at the Grant Date, $0.625 per share. The Company shall pay all original issue or transfer taxes upon the exercise of the Option by Optionee.

         3. EXERCISABILITY OF OPTION; RIGHTS AND PRIVILEGES.

Subject to the provisions of Paragraph 6 hereof, the Option shall be exercisable by Optionee from time to time, for a period of five (5) years commencing: (i) 125,000 options from the Effective Date and (ii) 125,000 Options from the first anniversary of the Effective Date.

All granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein:

                           (i) if there occurs any corporate transaction (which
shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 66 2/3 percent of the voting stock of the Company in a (a) reorganization, (b) consolidation,
(c) merger, (d) liquidation or (e) a similar or corporate transaction;

                           (ii) if the shareholders of the Company shall approve
a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                           (iii) if the shareholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         4. NON-ASSIGNABILITY OF OPTION. The Option shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Optionee, other than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall not be exercisable by any other person, but only by Optionee.

         5. METHOD OF EXERCISE OF OPTION. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), delivered to the Company's principal office, attention: Chief Financial Officer. At the Optionee's option, the payment for the Shares may be made either by Optionee's check payable to the order to the Company in full payment for the total exercise price of the number of Shares purchased or by execution and delivery by the Optionee to the Company of a Note(s), in similar form and content as Notes previously used by the Company for similar purposes ("Note(s)"), dated as of each Notice of Exercise. As soon as practicable after the receipt of such Notice of Exercise and accompanying payment for the purchase of Shares, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.

         6. TERMINATION OF OPTION. To the extent exercisable but not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a) five (5) years from the Exercise Date as defined herein;
or

                  (b) the expiration of ninety (90) days following the date Optionee's employment terminates with the Company and/or any of its subsidiaries included in the Plan with Cause, as defined in Optionee's Employment Agreement attached hereto.

Subject to the provisions of this paragraph, in the event of Optionee's death, the exercisable but unexercised portion of the Option may be exercised by the estate of Optionee, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee.

In the event of Employee's termination without Cause, all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein. Additionally, in the event this Agreement is not renewed at the end of the Employment Term, then all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein.

         7. PLEDGE OF SHARES. If payment for the purchase of Shares under this Option is made through execution and delivery of a Note(s), effective upon Optionee's purchase(s), of the Shares and the delivery of the Note(s), in order to secure the Company's obligations under the Note(s), Optionee hereby pledges, assigns and sets over to the Company, and grants to the Company a security interest in, the Shares. The Shares pledged pursuant hereto shall be maintained in escrow with Atlas, Pearlman, Trop & Borkson, P.A. pursuant to the terms of a Pledge and Escrow Agreement previously used by the Company for similar purposes, which shall be executed by Optionee and the Company upon delivery of a Note(s). As long as any Shares remain subject to the lien of the Pledge, such Shares may not be further pledged or encumbered in any manner, and shall not be sold, transferred or otherwise disposed of. The Escrow Agent shall not be required to relinquish the Pledge or the Escrow Agent's possession of the certificates evidencing the Shares, unless no later than concurrently with the sale of the Shares pursuant to an S-8 registration, all Notes which are secured by such Shares are paid in full. In the event any of the Shares are to be titled in the name of an immediate family member of Optionee or a trust pursuant to the terms herein, as a condition thereto the designated title holder(s) of such Shares shall execute and deliver to the Company a pledge and escrow agreement, in form and content reasonably satisfactory to the Company and its counsel, consistent with the terms herein. No transfer of Shares to, or designation by Optionee of (for the purposes of owning Shares) any person or entity shall relieve Optionee of any of his obligations under the Note(s) or this Agreement. With respect to each Note under which a voluntary prepayment is made by Optionee, provided that interest payments on such Note are current through the date of prepayment and such Note is not in default and has not been accelerated, for each $2,200 of principal paid by Optionee under such Note, 10,000 Shares of the Shares pledged to secure such Note shall be released from the lien of the Pledge. As long as no event of default has occurred with respect to a Note and no event giving right to accelerate such Note has occurred, Optionee shall retain all voting rights with respect to all Shares securing such Note. Following an event of default or an acceleration event, the Company shall have and may exercise all voting rights with respect to such Shares. Optionee hereby irrevocably appoints the Company Optionee's attorney-in-fact for such purpose, it being acknowledged that such appointment is coupled with an interest. Any dividends or distributions payable in respect of any Shares subject to the Pledge shall automatically be applied to pay down the Note(s) in inverse order of their respective maturity date(s). In the event of a default under any Note, in addition to and not in limitation or lieu of any other rights or remedies the Company may have against Optionee as a result of such default, the Company may exercise all of its rights at law and in equity as a secured party, including without limitation under the Uniform Commercial Code, with respect to all Shares then securing the Note with respect to which the default has occurred. Upon a default, without limiting any of the Company's other rights and remedies, the Company may conduct a public or private foreclosure sale of the Shares securing th Note with respect to which the default has occurred. Optionee agrees that 10 days notice to him of any private sale is fair and reasonable. The Company may be the purchaser at any public foreclosure sale, and may bid any commercially reasonable amount at such sale. In all events, in the event of a public or private foreclosure sale, Optionee shall be liable for any deficiency. All of the Company's rights and remedies under the Note(s), the Pledge and this Agreement, and at law or in equity, are cumulative, and none is intended to be in substitution or in lieu of, nor is the exercise of one intended to be a waiver of, any other. The Company shall have no obligation to proceed against the Shares before proceeding against Optionee with respect to any default under any of the Notes.

         8. SECURITIES LAWS. Employer represents and warrants that (i) all shares underlying the Options will be issued from shares authorized by and subject to the provisions of the Plan; (ii) the Company shall use its best efforts to register the Plan and the shares underlying the Options under the applicable regulations of the Securities and Exchange Commission on Form S-8 prior to the vesting of any Options held by Optionee; and (iii) such registration covering the shares underlying the Options will be maintained as effective for the longer of (a) the Employment Term or (b) the Exercise Period of th Options as defined herein.

         9. ADJUSTMENT OF SHARES. If at any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares, and the exercise price per Share thereof, that remain unexercised under the Option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale of upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of exercise price of the Shares that remain unexercised under the Option.

Without limiting the generality of the foregoing, the existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recaritalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Option;
(iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payments made therefore as herein provided.

         11. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns. Optionee acknowledges that Optionee has read and understands the Plan and agrees to abide by its terms.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. All terms not defined in this Agreement shall have the same meaning as in the Plan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          VIRAGEN, INC.


                                       By:
                                          ---------------------------
                                          Gerald Smith
                                          President


                                          OPTIONEE


                                          ---------------------------
                                          Melvin Rothberg

                                  ATTACHMENT A
                                  ------------

                               NOTICE OF EXERCISE



The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ____________ shares of Common Stock of Viragen Inc., Delaware Corporation, and hereby makes payments of $ ________ in payment therefor.


                                          ---------------------------
                                          Signature


                                          ---------------------------
                                          Date








            INSTRUCTIONS FOR ISSUANCE OF STOCK AND CORPORATE RECORDS
            --------------------------------------------------------



Name:
              --------------------------------------
              (Please type or print in block letters)


Address:
              --------------------------------------


              --------------------------------------


Social Security #:
                  ----------------------------------

Phone #: (    )
         --------------------------------------------

Fax #:   (    )
         ----------------------------------------------








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